SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                     FORM 8-K

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 17, 1996
                 Date of Report (Date of earliest event reported)


                                   MATTEL, INC.
              (Exact name of registrant as specified in its charter)


                DELAWARE                  001-05647         95-1567322
      (State or other jurisdiction       (Commission       (IRS Employer
            of incorporation)           File Number)    Identification No.)

        333 CONTINENTAL BOULEVARD
         EL SEGUNDO, CALIFORNIA                     90245-5012
     (Address of principal executive offices)       (Zip Code)


     Registrant's Telephone Number, including area code:  (310) 252-2000







         ITEM 5.  OTHER EVENTS

                   On November 17, 1996, Mattel, Inc., a Delaware cor-poration ("Mattel"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Mattel, Truck Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Mattel ("Sub"), and Tyco Toys, Inc., a Delaware corporation ("Tyco"), pursuant to which Sub will merge with and into Tyco (the "Merger"). As a result of the Merger, Tyco will be a wholly owned subsidiary of Mattel. The Merger and its consummation are subject to the terms and conditions of the Merger Agreement, which is attached hereto as Exhibit 1 and is incorporated herein by reference in its entirety.







































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         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

              (a)  Financial statements of businesses acquired:  None

              (b)  Pro forma financial information:  None

              (c)  Exhibits:

                   1. Agreement and Plan of Merger, dated as of November 17, 1996, by and among Mattel, Inc., Truck Acquisition Corp., and Tyco Toys, Inc.

                   2. Stockholders Agreement, dated as of November 17, 1996, by and among Mattel, Inc., Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board Administration of Florida, and Corporate Advisors, L.P.


































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                                    SIGNATURES



                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MATTEL, INC.




                                  By:/s/ Ned Mansour
                                     Name: Ned Mansour
                                     Title: President of Corporate
                                             Operations




         Date:  November 19, 1996




























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                                   EXHIBIT INDEX



         Exhibit                                                Sequential
           No.              Description                         Page Number

           1.     Agreement and Plan of Merger, dated
                  as of November 17, 1996, by and among
                  Mattel, Inc., Truck Acquisition Corp.,
                  and Tyco Toys, Inc. ........................

           2.     Stockholders Agreement, dated as of
                  November 17, 1996, by and among Mattel,
                  Inc., Corporate Partners, L.P., Corporate
                  Offshore Partners, L.P., The State Board
                  Administration of Florida, and Corporate
                  Advisors, L.P...............................


































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